Exhibit 10.1

July 1, 2019

Re:    Treatment of Outstanding Stock Options and Unvested Restricted Stock Units

Dear Mr. Grubbs:

Reference is made to the following stock options and restricted stock unit awards (collectively, the “Awards”) previously granted to you pursuant to the TRI Pointe Group, Inc. (the “Company”) 2013 Long-Term Incentive Plan (as amended and/or restated from time to time, the “LTIP”) and the respective award agreements that set forth the terms and conditions applicable to the Awards (the “Award Agreements”):

Date	Type of Grant	Shares of Underlying Common Stock	Exercise Price per Share
1/30/2013	Stock Option	94,067	$17.00
4/7/2014	Stock Option	50,211	$16.17
2/27/2017	Restricted Stock Unit Award—Time Vested	39,669	—
2/22/2018	Restricted Stock Unit Award—Time Vested	28,335	—
2/22/2018	Performance-Based Restricted Stock Unit Award—TSR Performance Measurement	42,502	—
2/22/2018	Performance-Based Restricted Stock Unit Award—EPS Performance Measurement	42,503	—

You and the Company hereby agree that the Award Agreements are amended and/or modified as follows:

•
The unvested portion of each of the above Restricted Stock Unit Awards shall vest pursuant to Section 5.9(a) of the LTIP as though such Awards were granted after the Amendment Date, subject to your continued employment by the Company through the date of your Retirement and execution of a separation agreement and general release prior to the date of your Retirement; and

•
Section 2.2(b) of the Award Agreements that set forth the terms and conditions applicable to the above Stock Options are hereby amended as follows: “If Optionee’s employment with the Company is terminated for any reason other than for Cause, death or Disability, the Option, to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Optionee until and including the Expiration Date”. The foregoing amendment, however, is subject to your continued employment by the Company through the date of your Retirement and execution of a separation agreement and general release prior to the date of your Retirement.

Unless otherwise defined herein, capitalized terms used but not specifically defined in this letter agreement will have the meaning set forth in the LTIP. Except as amended by this letter agreement, all of the terms and conditions set forth in your respective Award Agreements and the LTIP remain in full force and effect.

Please confirm your acceptance of the foregoing by signing and returning a copy of this letter agreement to the undersigned.

Sincerely,

/s/ Douglas F. Bauer
Douglas F. Bauer
Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Michael D. Grubbs
Michael D. Grubbs